                                                                    EXHIBIT 23.1




                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent, to the inclusion of our Independent Auditor's Report dated January 20, 2000 regarding the consolidated balance sheets of VIB Corp and Subsidiaries as of December 31, 1999 and 1998, and the related consolidated statements of income, changes in shareholders' equity, and cash flows for each of the three years in the period ended December 31, 1999, incorporated by reference in the Registration Statements on Form S-8 (Registration No. 333-50701) of the VIB Corp Stock Option Plan and (Registration No. 333-91735) of the VIB Corp 401(k) Plan, filed with the Securities and Exchange Commission.




                                            /s/ Vavrinek, Trine, Day & Co., LLP
                                            ------------------------------------
                                                Vavrinek, Trine, Day & Co., LLP


March 21, 2000
Laguna Hills, California